UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SEALY MATTRESS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	36-0439410
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Sealy Drive

One Office Parkway

Trinity, North Carolina 27370

Telephone:  (336) 861-3500

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  No. 333-117081

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Senior Subordinated Notes due 2014	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to Be Registered.

A description of the $390 million in aggregate principal amount of Senior Subordinated Exchange Notes bearing interest at 8.25% due June 2014, of which approximately $273.9 million is currently outstanding, is incorporated herein by reference to the section captioned “Description of Notes” in the Registrant’s Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333- 117081), filed with the SEC on August 13, 2004, and included in a form of prospectus subsequently filed by the Registrant on August 17, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEALY MATTRESS COMPANY

Dated: May 28, 2009

	By:	/s/ Kenneth L. Walker
Name: Kenneth L. Walker
Title: Senior Vice President, General
Counsel and Secretary